Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of                        , 2021, is by and between Iconic Sports Acquisition Corp., a Cayman Islands exempted company (the “SPAC”) and Iconic Sports Management LLC, a Cayman Islands limited liability company (the “Sponsor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, each unit consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one warrant (the “Units”), the Sponsor has expressed an interest in purchasing 5,000,000 Units in the IPO (the “IPO Units”) at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which the Sponsor will purchase 5,000,000 IPO Units from the SPAC in its IPO at a price of $10.00 per IPO Unit.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to purchase 5,000,000 IPO Units (such shares, the “Transferred Shares”) for an aggregate purchase price of $50,000,000 (the “Transfer Price”) on the date of the closing of the IPO, and the SPAC hereby agrees to sell such IPO Units to the Sponsor (the “Transfer”); provided that each of the number of Transferred Shares and the Transfer Price (i) shall not be increased or decreased proportionately in the event the number of IPO Units is increased or decreased, respectively and (i) shall not be adjusted in the event of the exercise of the underwriters’ over-allotment option in connection with the IPO. Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, the Sponsor will pay the Transfer Price to the SPAC in immediately available funds.

(b)	Subject to Sponsor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

(c)	The obligations of the Sponsor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that are set forth in the Registration Statement on Form S-1, filed with the United States Securities and Exchange Commission on , 2021 (the “Registration Statement”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to the Sponsor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)	The IPO Units, when issued to the Sponsor, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws or as otherwise disclosed in the Registration Statement) and will not be issued in violation of, or subject to, any preemptive or similar rights.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the SPAC, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	The Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Section 4. Miscellaneous.

(a)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(b)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(c)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(d)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(e)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(f)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(g)	This Agreement shall terminate on the earlier of (i) the liquidation of the SPAC or (iii) December 31, 2021.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ICONIC SPORTS ACQUISITION CORP.

By:

Name:	Tommy Aylmer

Title:	Director

ICONIC SPORTS MANAGEMENT LLC

By:

Name:	Fausto Zanneton

Title:	Director

[Signature Page to Investment Agreement]